Exhibit 4.2
SECURITY AGREEMENT
THIS SECURITY AGREEMENT (this “Agreement”) is made as of May 11, 2010, by Stanley Furniture Company, Inc., a Delaware corporation (the “Issuer”), each of the undersigned Subsidiaries of the Issuer (the “Subsidiary Grantors”) and the Additional Grantors (as hereinafter defined) (the Issuer, the Subsidiary Grantors and the Additional Grantors are herein collectively called the “Grantors” and each, individually, a “Grantor”), in favor of The Bank of New York Mellon Trust Company, N.A., as collateral agent (together with its successors and assigns, the “Collateral Agent”) for the benefit of The Prudential Insurance Company of America (together with its successors and assigns, “Prudential”) and each holder of Notes (as defined in the Note Purchase Agreement referenced below; collectively, and together with and Prudential and their successors and assigns and the Collateral Agent, the “Secured Parties”).
RECITALS:
WHEREAS, the Issuer and the Secured Parties are entering into that certain Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), and the Subsidiary Grantors are guaranteeing all obligations of the Issuer thereunder, as required by the Note Purchase Agreement; capitalized terms used herein and not defined herein shall have the meaning assigned thereto in the Note Purchase Agreement;
WHEREAS, the Company, the holders of the Notes, the Guarantors and the Collateral Agent have entered into that certain Collateral Agency Agreement dated as of the date hereof (the “Collateral Agency Agreement”)
WHEREAS, the Grantors expect to receive substantial direct and indirect benefits from the amendments effected through the Note Purchase Agreement (which benefits are hereby acknowledged);
WHEREAS, it is a condition precedent to the Secured Parties entering into the Note Purchase Agreement that the Grantors execute and deliver this Agreement and grant the security interests contemplated hereby, and each Grantor wishes to grant pledges and security interests in favor of the Collateral Agent, for the benefit of the Secured Parties, as herein provided.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I.
Definitions and References
SECTION 1.1 Definitions.
(a) The following terms which are defined in the UCC are used herein as so defined (and if defined in more than one Article of the UCC, such terms shall have the meanings given in Article 9 thereof): Account, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangibles, Goods, Instrument, Inventory, Investment Property, Letter of Credit, Letter-of-Credit Right, Money, Payment Intangibles, Proceeds, Records, Registered Organization, Security, Securities Account, Security Certificate, Security Entitlement, Securities Intermediary, Software, Supporting Obligation, Transmitting Utility, Uncertificated Security and Tangible Chattel Paper. The parties intend that the terms used herein which are defined in the UCC have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the UCC shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date hereof, then such term, as used herein, shall be given such broadened meaning. If the UCC shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date hereof, such amendment or holding shall be disregarded in defining terms used herein.
(b) As used herein, the following terms shall have the following meanings:
“Additional Grantor” has the meaning given to such term in Section 5.2.
“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.
“Collateral” has the meaning given to such term in Section 2.1.
“Collateral Agent” has the meaning set forth in the introductory paragraph of this Agreement.
“Contracts” means all contracts and agreements between any Grantor and any other Person (in each case, whether written or oral, or third party or intercompany), including (a) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (c) all rights of any Grantor to damages arising thereunder and (d) all rights of any Grantor to terminate and to perform and compel performance of, such contracts and agreements, and to exercise all remedies thereunder.
“Copyright License” means any license or other agreement, whether now or hereafter in existence, under which is granted or authorized any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence, including the agreements identified in Schedule 3.1(c).
“Copyrights” means all the following: (a) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all intellectual property rights to works of authorship (whether or not published), and all application for copyrights under the laws of the United States or any other country, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or other country, or any political subdivision thereof, including those described in Schedule 3.1(c), (b) all reissues, renewals and extensions thereof, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (d) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Copyright Security Agreement” means a Copyright Security Agreement executed and delivered by any Grantor in favor of the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit B.
“Excluded Collateral” means: (a) any lease, license, permit, contract, property rights, agreement or instrument to which any Grantor is a party or in which such Grantor has a interest, in each case, only to the extent and for so long as the terms of such lease, license, permit, contract, property rights, agreement or instrument or any law applicable thereto, prohibit the creation by such Grantor of a security interest in therein in favor of the Collateral Agent, or only to the extent and for so long as the grant of such security interest would constitute a default or breach thereunder or result in the termination thereof (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-408 or 9-409 of the UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); and (b) any Equipment owned by any Grantor on the date hereof or hereafter acquired by a Grantor that is subject to a Lien securing a purchase money obligation or Capitalized Lease Obligation permitted to be incurred pursuant to the provisions of the Note Purchase Agreement, only to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease Obligation) prohibits the creation of any other Lien on such Equipment, or only to the extent and for so long as the grant of such security interest would constitute a default or breach under such contract or agreement or result in the termination thereof; provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the foregoing property shall cease to be Excluded Collateral, and the applicable Grantor shall be deemed to have granted a security interest in all such rights and interests as if such provision had never been in effect.
“Grantors” has the meaning set forth in the introductory paragraph of this Agreement.
“Guaranty Agreement” means that certain Guaranty Agreement, entered into by each of the Subsidiary Grantors and each other Person who shall become a party thereto, dated as of the date hereof, pursuant to which such Subsidiary Grantors have guaranteed the full and prompt payment and performance of the Obligations (as defined in the Guaranty Agreement).
“Intellectual Property” means any and all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.
“Intellectual Property Filings” means, with respect to any Intellectual Property, the filing of the applicable Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property, together with an appropriately completed recordation form, in each case sufficient to record the security interest granted to the Collateral Agent hereunder in such Intellectual Property.

“Intellectual Property Security Agreement” means a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.
“Off-Site Collateral” means: (a) Collateral being transported in the ordinary course of business and (b) Collateral which in the ordinary course of business is located at an off-site location for repair, storage, maintenance, or further processing or manufacturing.
“Other Liable Party” means any Person, other than Grantors, who may now or may at any time hereafter be primarily or secondarily liable for any of the Secured Obligations or who may now or may at any time hereafter have granted to the Collateral Agent or any other Secured Party a Lien upon any property as security for the Secured Obligations.
“Patent License” means any license or other agreement, whether now or hereafter in existence, under which is granted or authorized any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence, including the agreements identified in Schedule 3.1(c).
“Patents” means all the following: (a) all letters patent and design letters patent of the United States or any other country and all applications for letters patent and design letters patent of the United States or any other country, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or other country, or any political subdivision thereof, including those described in Schedule 3.1(c), (b) all reissues, divisions, continuations, continuations-in-part, renewals and extensions thereof, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (d) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.
“Patent Security Agreement” means the Patent Security Agreement executed and delivered by any Grantor in favor of the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit A.
“Perfection Certificate” means the Perfection Certificate dated as of even date herewith, executed by Borrower in favor of the Secured Parties.
“Permitted Liens” means Liens permitted under Paragraph 6C(1) of the Note Purchase Agreement.
“Real Property Interests” means all property of any Grantor to the extent that it is treated as real property under applicable law.

“Receivables” means (a) all Accounts and all other rights to payment for goods or other personal property which have been (or are to be) sold, leased, or exchanged or for services which have been (or are to be) rendered, regardless of whether such Accounts or other rights to payment have been earned by performance and regardless of whether such Accounts or other rights to payment are evidenced by or characterized as accounts receivable, contract rights, book debts, notes, drafts or other obligations of indebtedness, (b) all Documents, Instruments, Chattel Paper, Letters of Credit and Letter-of-Credit Rights of any kind relating to such Accounts or other rights to payment or otherwise arising out of or in connection with the sale, lease or exchange of goods or other personal property or the rendering of services, (c) all rights in, to, or under all security agreements, leases and other contracts securing or otherwise relating to any such Accounts, rights to payment, Documents, Instruments, Chattel Paper, Letters of Credit or Letter-of-Credit Rights, (d) all rights in, to and under any purchase orders, service contracts, or other contracts out of which such Accounts and other rights to payment arose (or will arise on performance), and (e) all rights in or pertaining to any goods arising out of or in connection with any such purchase orders, service contracts, or other contracts, including rights in returned or repossessed goods and rights of replevin, repossession, and reclamation.
“Receiver” has the meaning set forth in Section 4.2(h).
“Secured Obligations” means all amounts, obligations, liabilities, agreements, undertakings, provisions, covenants and duties of every type and description owing by the Issuer and the other Grantors to the holders of Notes pursuant to or in connection with the Note Purchase Agreement, the Guaranty Agreement, or any other Note Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to such Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all Yield-Maintenance Amounts, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the holders of Notes incurred pursuant to this Agreement or any other Note Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing, together with all renewals, extensions, modifications or refinancings thereof.
“Security Agreement Supplement” has the meaning set forth in Section 5.2.
“Trademark License” means any license or agreement, whether now or hereafter in existence, under which is granted or authorized any right to use any Trademark, including the agreements identified on Schedule 3.1(c).
“Trademarks” means all of the following: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and any other source or business identifiers, and the rights in any of the foregoing which arise under applicable law, (b) the goodwill of the business symbolized thereby or associated with each of them, (c) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or other country, or any political subdivision thereof, including those described in Schedule 3.1(c), (d) all reissues, extensions and renewals thereof, (e) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (f) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Trademark Security Agreement” means the Trademark Security Agreement executed and delivered by any Grantor in favor of the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit C.
“UCC” means the Uniform Commercial Code in effect in the State of New York.
SECTION 1.2 Other Definitions. Reference is hereby made to the Note Purchase Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement which are defined in the Note Purchase Agreement or the Securities Purchase Agreement (as defined in the Note Purchase Agreement) and not otherwise defined herein shall have the same meanings herein as set forth therein.
SECTION 1.3 Attachments. All exhibits or schedules which may be attached to this Agreement are a part hereof for all purposes.
SECTION 1.4 Other Interpretive Provisions. Unless otherwise specified herein:
(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “or” is not exclusive, and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Note Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used herein, shall be construed to refer this Agreement in its entirety and not to any particular provision thereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.
ARTICLE II.
Security Interest
SECTION 2.1 Grant of Security Interest. Each Grantor hereby pledges and assigns to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent a continuing security interest, for the benefit of the Secured Parties, in and to all of such Grantor’s right, title and interest in and to all of the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, whether now existing or hereafter incurred or arising (the “Collateral”):
(a) all Accounts;
(b) all As-Extracted Collateral;
(c) all Chattel Paper (including, without limitation, Electronic Chattel Paper);
(d) all Commercial Tort Claims described on Schedule 2.1(d) (as such schedule may be updated from time to time in accordance with Section 3.1(e));
(e) all Commodity Accounts;
(f) all Commodity Contracts;
(g) all Contracts;
(h) all Deposit Accounts;
(i) all Documents;
(j) all Financial Assets;
(k) all Fixtures;
(l) all General Intangibles;
(m) all Goods (including, without limitation, all Equipment and Inventory);
(n) all Instruments;

(o) all Intellectual Property;
(p) all Investment Property;
(q) all Letters of Credit;
(r) all Letter-of-Credit Rights;
(s) all Money;
(t) all Payment Intangibles;
(u) all Receivables, to the extent not otherwise described above;
(v) all Securities (including Certificated Securities and Uncertificated Securities);
(w) all Securities Accounts;
(x) all Securities Entitlements;
(y) all Software;
(z) all Supporting Obligations;
(aa) all books and Records pertaining to the other property described in this Section 2.1; and
(bb) to the extent not otherwise described in this Section 2.1, all Proceeds, products, accessions, rents and profits of or in respect of any and all of the foregoing and all collateral security and guarantees given by any Person to or in favor of any Grantor with respect to any of the foregoing;
provided, notwithstanding anything to the contrary contained in clauses (a) through (bb) above, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Collateral.
In each case, the foregoing property shall be covered by this Agreement, whether such Grantor’s ownership or other rights therein are presently held or hereafter acquired and howsoever such Grantor’s interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).
Each Grantor hereby acknowledges that the Secured Obligations are owed to the Secured Parties and that the Collateral Agent, as agent for the Secured Parties, is entitled to the benefits of the Liens given under this Agreement.

SECTION 2.2 Grantors Remain Liable. Notwithstanding anything to the contrary contained herein, (i) each Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including any Receivables, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Collateral Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to any Receivables, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, including any agreements relating to any Receivables.
SECTION 2.3 Action by the Collateral Agent. In each and every case the Collateral Agent is required to act or refrain from acting hereunder it shall be at the written direction of the Required Holders in accordance with the terms and conditions of the Collateral Agency Agreement. Any and all such actions or inaction hereunder by the Collateral Agent shall be covered by all of the rights and indemnities set forth in the Collateral Agency Agreement as if they were fully set forth herein.
ARTICLE III.
Representations, Warranties and Covenants
SECTION 3.1 Representations and Warranties. Each Grantor hereby represents and warrants that each of the representations and warranties made in the Note Purchase Agreement is true and correct insofar as it refers to such Grantor, except to the extent that such representations and warranties related to an earlier date (in which case such representations and warranties are true as of such earlier date) and, in addition, each Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party as follows:
(a) Security Interest. Such Grantor has and will have at all times full right, power and authority to grant a security interest in the Collateral to the Collateral Agent for the benefit of the Secured Parties as provided herein, free and clear of any Lien other than Permitted Liens. This Agreement creates a valid and binding security interest in favor of the Collateral Agent for the benefit of the Secured Parties in the Collateral, which security interest secures all of the Secured Obligations. Any and all references made in this Agreement to Permitted Liens (or to the Liens created hereunder as being subject to any Permitted Liens, or subject to the rights of any Person holding any such Lien) are made for the purpose of limiting certain warranties and covenants made by each Grantor herein and such reference is not intended to affect the description herein of the Collateral nor to subordinate the Liens and security interests hereunder to any Permitted Liens.

(b) Perfection. The taking of possession by the Collateral Agent of all Instruments, Chattel Paper, Letters of Credit and Money, if any, constituting Collateral from time to time will perfect, and establish the first priority of, the security interest created hereunder in favor of the Collateral Agent for the benefit of the Secured Parties in such Collateral. The Collateral Agent’s control (within the meaning of the UCC) of all Investment Property, Electronic Chattel Paper, and Letter-of-Credit Rights constituting Collateral from time to time will perfect, and establish the first priority (subject only to Permitted Liens) of, the security interest created hereunder in such Collateral. To the extent that the filing of a financing statement can be effective under the UCC to perfect the security interest created hereunder in any Collateral, the filing of a financing statement with the secretary of state (or equivalent governmental official) of the state in which such Grantor is organized which sufficiently indicates all such Collateral (other than Real Property Interests) will perfect, and establish the first priority (subject only to Permitted Liens) of, the security interest created hereunder in such Collateral. The filing of a financing statement in the office designated for the filing or recording of a mortgage on the real property where Collateral consisting of As-Extracted Collateral is located, which sufficiently indicates the As-Extracted Collateral and contains the necessary real property description, will perfect and establish the first priority (subject only to Permitted Liens) of, the security interest created hereunder in such As-Extracted Collateral. No further or subsequent filing, recording, registration, other public notice or other action is necessary to perfect or otherwise continue, preserve or protect such security interest except (i) for continuation statements described in Section 9-515(d) of the UCC or (ii) for filings required to be filed in the event of a change in the name, identity, or organizational structure of such Grantor. It is the sole responsibility of the Grantors to file any and all UCC financing statements, continuation statements, amendments and any and all other filings necessary to maintain the perfection of the liens granted by this Agreement, notwithstanding the foregoing, each of the Collateral Agent and/or any holder of a Note shall be permitted (but not required) to make any filing permitted hereunder.
(c) Intellectual Property. As of the date hereof, each registration and application for registration for Patents, Copyrights and Trademarks that is part of Intellectual Property included within the Collateral is listed on Schedule 3.1(c).
(d) Ownership Free of Liens. Except as set forth on Schedule 3.1(d), no effective financing statement or other registration or instrument similar in effect covering all or any part of the Collateral is on file in any recording office except (i) any which have been filed in favor of the Collateral Agent relating to the Security Documents and any which have been filed to perfect or protect any Permitted Lien, and (ii) any such financing statement or other instrument for which a termination statement that such Grantor is authorized to file has been delivered to the Collateral Agent. None of the tangible Collateral is in the possession of any Person other than the Grantors or the Collateral Agent, except for (A) Off-Site Collateral and (B) Collateral in possession of any Person other than the Grantors or the Collateral Agent, in an aggregate amount not to exceed $700,000.
(e) Miscellaneous. No Grantor owns any interest in any Farm Products or timber to be cut. No Grantor is a Transmitting Utility. Schedule 2.1(d) specifically describes each Commercial Tort Claim as to which any Grantor has any right, title or interest. Each Grantor is a Registered Organization, and each Grantor’s sole jurisdiction of organization is as set forth in the Perfection Certificate (or in such other jurisdiction as to which such Grantor has given the Collateral Agent prior written notice in accordance with Section 3.2(a)). As of the date hereof, all of the information set forth in the Perfection Certificate is true and correct insofar as it relates to such Grantor.

SECTION 3.2 General Covenants Applicable to Collateral. Unless the Collateral Agent shall otherwise consent in writing at the direction of the Required Holders, each Grantor will at all times comply with the covenants contained in the Note Purchase Agreement that are applicable to such Grantor for so long as any part of the Secured Obligations or the Notes is outstanding and, in addition, each Grantor hereby covenants to the Collateral Agent and each other Secured Party as follows:
(a) Change of Name, Location, or Structure; Additional Filings. Each Grantor recognizes that financing statements pertaining to the Collateral have been or may be filed with the secretary of state (or equivalent governmental official) of the state in which such Grantor is organized. Without limitation of any other covenant herein, no Grantor will cause or permit any change to be made in its name or organizational structure, or any change to be made to its jurisdiction of organization, unless such Grantor shall have first (i) notified the Collateral Agent of such change at least thirty (30) days prior to the effective date of such change and (ii) taken all action reasonably requested by the Collateral Agent, as directed by the Required Holders (under the following subsection (b) or otherwise) for the purpose of further confirming and protecting the Collateral Agent’s security interests and rights under this Agreement and the perfection and priority thereof. In any notice furnished pursuant to this subsection, each Grantor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Collateral Agent’s security interest in the Collateral.
(b) Further Assurances. No Grantor will take or fail to take any action which would in any manner impair the value or enforceability of the Collateral Agent’s security interest in any Collateral (subject to the rights of any Person holding a Permitted Lien). Each Grantor will, at its expense as from time to time reasonably requested by the Collateral Agent at the direction of the Required Holders, promptly execute and deliver all further instruments, agreements, filings and registrations, and take all further action, in order: (i) to confirm and validate this Agreement and the Collateral Agent’s rights and remedies hereunder, (ii) to correct any errors or omissions in the descriptions herein of the Secured Obligations or the Collateral or in any other provisions hereof, (iii) to perfect, register and protect the security interests and rights created or purported to be created hereby or to maintain or upgrade in rank the priority of such security interests and rights, (iv) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral, or (v) to otherwise give the Collateral Agent the full benefits of the rights and remedies described in or granted under this Agreement. As part of the foregoing, each Grantor will, whenever reasonably requested by the Collateral Agent at the direction of the Required Holders, (i) authenticate (as defined in the UCC) and file any financing statements, continuation statements, and other filings or registrations relating to the Collateral Agent’s security interests and rights hereunder, and any amendments thereto, and (ii) mark its books and records relating to any Collateral to reflect that such Collateral is subject to this Agreement and the security interests hereunder. To the extent reasonably requested by the Collateral Agent at the direction of the Required Holders from time to time, each Grantor will use commercially reasonable efforts to obtain from any material account debtor or other obligor on the Collateral the acknowledgment of such account debtor or obligor that such Collateral is subject to this Agreement.

(c) Information. Subject to the terms and conditions of the Note Purchase Agreement, upon the reasonable request from time to time by the Collateral Agent as directed by the Required Holders, each Grantor will furnish to the Collateral Agent (i) any information concerning any covenant, provision or representation contained herein or any other matter in connection with its Collateral or such Grantor’s business, properties, or financial condition, and (ii) statements and schedules identifying and describing its Collateral and other reports and information requested in connection with its Collateral, all in reasonable detail.
(d) Ownership, Liens, Possession and Transfers. Each Grantor will maintain good title to all of its Collateral, free and clear of all Liens, except for the security interest created by this Agreement and any Permitted Liens. No Grantor will grant or allow to remain in effect, and each Grantor will cause to be terminated, any financing statement or other registration or instrument similar in effect covering all or any part of the Collateral, except any which have been filed in favor of the Collateral Agent relating to this Agreement or the other Security Documents and any which have been filed to perfect or protect any Permitted Lien. Each Grantor will defend the Collateral Agent’s Lien in and to such Grantor’s Collateral against the claims of any Person (subject only to Permitted Liens). Except as expressly permitted under the Note Purchase Agreement, each Grantor (i) will insure that all of its tangible Collateral, whether Goods, Documents, Instruments, Chattel Paper, Letters of Credit or otherwise, is and remains in the possession of such Grantor or the Collateral Agent (or a bailee selected by the Collateral Agent who is holding such Collateral for the benefit of the Collateral Agent), except for Off-Site Collateral or Collateral in possession of any Person other than the Grantors or the Collateral Agent, in an aggregate amount not to exceed $700,000, and (ii) will not sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of its Collateral, except for Dispositions permitted by Paragraph 6D of the Note Purchase Agreement, subject to compliance with all terms and conditions of the Note Purchase Agreement.
(e) Intellectual Property.
(i) Each Grantor will maintain and protect the validity and enforceability of all Intellectual Property owned by such Grantor included within the Collateral. Each Grantor will use commercially reasonable efforts to defend and protect such Intellectual Property and its rights thereunder against any infringement, dilution, or misappropriation and will use commercially reasonable efforts to defend any claim or administrative or arbitral proceedings which challenge the validity or enforceability of such Intellectual Property, such Grantor’s purported rights therein and thereunder, or such Grantor’s rights to register or patent the same or to use and practice the same in its business. Each Grantor will give the Collateral Agent written notice of any proceeding in which such defense is being carried on. Each Grantor will diligently prosecute and maintain all applications and registrations for any such Intellectual Property (except that such Grantor shall have the right to determine, in its ordinary course of business, not to pursue any such applications or registrations for any such Intellectual Property), and such Grantor will notify the Collateral Agent whenever it learns that any application or registration relating to any such Intellectual Property has been (or is alleged to have been) abandoned, dedicated or otherwise terminated.

(ii) Within thirty days after filing any application for registration (or any similar request) of any Intellectual Property with the United States Copyright Office, the United States Patent and Trademark Office, or any similar office or agency of the United States, any State thereof or other country, or any political subdivision thereof, each Grantor will give the Collateral Agent written notice of such filing and will, upon the Collateral Agent’s request, execute, deliver and file any agreements, instruments, registrations and filings which the Collateral Agent may reasonably request to confirm the Collateral Agent’s security interest therein and to put such security interest of record in such office.
(iii) On the date of this Agreement (or, with respect to any Additional Grantor, the date of such Additional Grantor’s Security Agreement Supplement), each Grantor will sign and deliver to the Collateral Agent Intellectual Property Security Agreements with respect to all of its Intellectual Property. Within 30 days after each March 31 and September 30 thereafter, such Grantor will sign and deliver to the Collateral Agent an applicable Intellectual Property Security Agreement for all of its Intellectual Property as of such March 31 or September 30 that is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it. In each case, if requested by the Collateral Agent, such Grantor will promptly make all Intellectual Property Filings necessary to record the security interests granted to the Collateral Agent hereunder in such Intellectual Property. All such documentation shall be reasonably satisfactory to the Required Holders
(f) Investment Property. If any Grantor shall at any time hold or acquire any Security Certificate, such Grantor shall promptly endorse, assign, and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent as directed by the Required Holders may from time to time specify. If any Security now or hereafter acquired by any Grantor is uncertificated and is issued to any Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent of such issuance and, at the Collateral Agent’s request and option, as directed by the Required Holders, pursuant to an agreement in form and substance reasonably satisfactory to the Required Holders, either (i) cause the issuer thereof to agree to comply with instructions from the Collateral Agent as directed by the Required Holders as to such Security, without further consent of such Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of such Security. If any Securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Grantor, are held by such Grantor or its nominee through a Securities Intermediary or Commodity Intermediary, such Grantor shall promptly notify in writing the Collateral Agent thereof, and, at the Collateral Agent’s request and option as directed by the Required Holders, pursuant to an agreement in form and substance reasonably satisfactory to the Required Holders, either (i) cause such Securities Intermediary or Commodity Intermediary, (as the case may be) to agree to comply with entitlement orders or other instructions from the Collateral Agent as directed by the Required Holders to such Securities Intermediary as to such Securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any Commodity Contract as directed by the Collateral Agent to such Commodity Intermediary, in each case without further consent of such Grantor or such nominee, or (ii) in the case of Financial Assets or other Investment Property held through a Securities Intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such Investment Property, with such Grantor being permitted, only with the consent of the Collateral Agent as directed by the Required Holders, to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent and the holders of the Notes agree with each Grantor that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any issuer, Securities Intermediary, or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing.

(g) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim, such Grantor shall promptly notify the Collateral Agent in writing of the details thereof and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably acceptable to the Required Holders. Upon receipt of such notice, the Collateral Agent is hereby authorized to (i) amend Schedule 2.1(d) to include the details of such Commercial Tort Claim and (ii) file any financing statements and other filings or registrations relating to the Collateral Agent’s security interests and rights in such Commercial Tort Claim.
(h) Insurance. Each Grantor covenants that it will maintain, with responsible insurers, insurance with respect to its properties and business against such casualties and contingencies and in such amounts as is customary in the case of similarly situated corporations engaged in the same or similar businesses including (i) property insurance on the Inventory and the Equipment in an amount not less than the full insurable value thereof, against loss or damage by theft, fire, lightning and other hazards ordinarily included under uniform broad form standard extended coverage policies, limited only as may be provided in the standard broad form of extended coverage endorsement at the time in use in the states in which the Collateral is located; (ii) comprehensive general liability insurance against claims for bodily injury, death or property damage occurring with or about such Collateral (such coverage to include provisions waiving subrogation against the Secured Parties), with the Collateral Agent and the Secured Parties as additional insureds thereunder, in amounts as shall be reasonably satisfactory to the Required Holders; (iii) liability insurance with respect to the operation of its facilities under the workers’ compensation laws of the states in which such Collateral is located, in amounts as shall be reasonably satisfactory to the Required Holders; and (iv) business interruption insurance in amounts as shall be reasonably satisfactory to the Required Holders.
All casualty and property insurance policies required hereby and by the Note Purchase Agreement shall contain clauses providing that the proceeds thereof shall be payable to the Collateral Agent as its interests may appear. All insurance policies required hereby and by the Note Purchase Agreement or the certificates issued by the applicable insurers of such policies, shall contain clauses providing that the Collateral Agent for benefit of the Secured Parties is an additional insured or loss payee thereunder and providing that such policies may not be cancelled, reduced or otherwise negatively affected without at least thirty (30) days prior written notice to the Collateral Agent. Upon request by the Collateral Agent as directed by the Required Holders, each Grantor shall deliver to the Collateral Agent true and correct copies of the original policies, evidence of payment of premiums, certificates evidencing renewals, and such other information regarding such insurance as the Collateral Agent, as directed by the Required Holders, may reasonably request. In the event of any loss under any insurance policies so carried by any Grantor, the Collateral Agent, as directed by the Required Holders, shall, after they have determined in the sole judgment of the Required Holders that such Grantor has failed to commence or diligently pursue efforts to collect the same, have the right (but not the obligation) to make proof of loss and collect the same. In the preceding instances and during the continuance of an Event of Default, the Collateral Agent is hereby authorized but not obligated to enforce in its name or in the name of any Grantor payment of any or all of said policies or settle or compromise any claim in respect thereof, and to collect and make receipts for the proceeds thereof and, in and during the continuance of an Event of Default, the Collateral Agent is hereby appointed each Grantor’s agent and attorney-in-fact to endorse any check or draft payable to such Grantor in order to collect the proceeds of insurance. In the event of the sale of any Collateral pursuant to the Collateral Agent’s exercise of any remedies hereunder, or other transfer of title to the Collateral in extinguishment in whole or in part of the Secured Obligations, all right, title and interest of any Grantor in and to such policies then in force concerning the Collateral and all proceeds payable thereunder shall thereupon vest in the purchaser at such sale or other transferee in the event of such other transfer of title.

Notwithstanding anything contained in this Section 3.2(h), the Collateral Agent will have no responsibilities, obligations or liabilities as to the form, adequacy or substance of any insurance policy or certificate required under this Agreement or the Note Purchase Agreement, nor shall the Collateral Agent have any responsibility or obligation whatsoever to decide, judge or make any determination with respect to any such insurance policy or certificate including without limitation whether any such insurance policy meets the requirements of this Agreement or this Section 3.2(h) or the requirements of the Note Purchase Agreement.
(i) Documents, Instruments, etc. Each Grantor will cause all of its Instruments and Chattel Paper included within the Collateral to have only one original counterpart. Each Grantor will promptly deliver to the Collateral Agent all originals of its Documents, Instruments and Chattel Paper which are included within the Collateral. Upon request by the Collateral Agent, each Grantor will mark each of its Tangible Chattel Paper which is included within the Collateral with a legend indicating that such Tangible Chattel Paper is subject to the security interest granted by this Agreement. If any of the Collateral is or shall become Electronic Chattel Paper, such Grantor shall ensure that (1) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (3), (4) and (5) of this paragraph), (2) such authoritative copy identifies the Collateral Agent as the assignee and is communicated to and maintained by the Collateral Agent or its designee, (3) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Collateral Agent, (4) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (5) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.
(j) Letters of Credit. With respect to any Letters of Credit that are by their terms transferable, each Grantor will, upon receipt of a written request from the Collateral Agent, as directed by the Required Holders, use commercially reasonable efforts to cause all issuers and nominated persons under Letters of Credit in which a Grantor is the beneficiary or assignee to consent to the assignment of such Letter of Credit to the Collateral Agent and, upon receipt of written notice from the Collateral Agent that an Event of Default has occurred, and so long as such Event of Default is continuing, it shall cause all payments thereunder to be made to the Collateral Agent. With respect to any Letters of Credit that are not transferable, each Grantor shall, upon receipt of a written request from the Collateral Agent, as directed by the Required Holders, use commercially reasonable efforts to obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of such Letter of Credit to the Collateral Agent in accordance with Section 5-114(c) of the UCC. The Collateral Agent shall have no responsibilities, obligations or liabilities as to the form, substance or adequacy of such Letters of Credit or the assignment thereof.

ARTICLE IV.
Remedies, Powers and Authorizations
SECTION 4.1 Provisions Concerning the Collateral.
(a) Authorization to file Financing Statements. Each Grantor hereby irrevocably authorizes the Collateral Agent, at the direction of the Required Holders, at any time and from time to time to file, without the signature of such Grantor, in any jurisdiction any amendments to existing financing statements and any initial financing statements and amendments thereto that (i) indicate the Collateral (1) as “all assets of such debtor” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (2) as being of an equal or lesser scope or with greater detail; (ii) contain any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including the address of such Grantor, whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor; and (iii) are necessary to properly effectuate the transactions described in the Note Documents, as determined by the Collateral Agent as directed by the Required Holders, if the Grantors fail to do so. Each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request. Each Grantor hereby further authorizes the Collateral Agent, as directed by the Required Holders, to file one or more continuation statements to such financing statements. Each Grantor further agrees that, where permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction by the Collateral Agent.
(b) Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Agent as such Grantor’s attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise at any time that an Event of Default shall have occurred and is continuing, as directed by the Required Holders to take any action, and to execute or endorse any instrument, certificate or notice, which the Collateral Agent, as directed by the Required Holders, may deem necessary or advisable to accomplish the purposes of this Agreement, including any action or instrument: (i) to obtain and adjust any insurance required to be maintained by Grantors hereunder or paid to the Collateral Agent pursuant hereto; (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iii) to receive, indorse and collect any drafts or other Instruments, Documents or other Collateral; (iv) to enforce any obligations included among the Collateral; and (v) to file any claims or take any action or institute any proceedings which the Collateral Agent, as directed by the Required Holders, may deem reasonably necessary for the collection of any of the Collateral or otherwise to enforce, perfect, or establish the priority of the rights of such Grantor or the Collateral Agent with respect to any of the Collateral. Each Grantor hereby acknowledges that such power of attorney and proxy are coupled with an interest, are irrevocable, except by termination of this Agreement, and are to be used by the Collateral Agent for the sole benefit of the Secured Parties.

(c) Performance by the Collateral Agent. If any Grantor fails to perform promptly any agreement or obligation contained herein, the Collateral Agent may, as directed by the Required Holders, itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 4.5; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Collateral Agent shall not exercise this power without first making demand on the applicable Grantor and such Grantor failing to comply promptly therewith.
(d) Bailees. If any Collateral of any Grantor is at any time in the possession or control of any warehouseman, bailee or any of such Grantor’s agents or processors, such Grantor shall, upon the request of the Collateral Agent, as directed by the Required Holders, notify such warehouseman, bailee, agent or processor of the Collateral Agent’s rights hereunder and instruct such Person to hold all such Collateral for the Collateral Agent’s account subject to the Collateral Agent’s instructions. No such request by the Collateral Agent shall be deemed a waiver of any provision hereof which was otherwise violated by such Collateral being held by such Person prior to such instructions by such Grantor.
(e) Collection. The Collateral Agent, as directed by the Required Holders, shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify, or to require any Grantor to notify, any and all obligors under any Receivables, General Intangibles, Instruments, Chattel Paper, or other rights to payment included among the Collateral of the assignment thereof to the Collateral Agent under this Agreement and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such written notification and at the expense of such Grantor and to the extent permitted by law, to enforce collection of any such Receivables, General Intangibles, Instruments, Chattel Paper, or other rights to payment and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor could have done. After any Grantor receives notice that the Collateral Agent has given, or after the Collateral Agent has required any Grantor to give, any notice referred to above in this subsection, and so long as any Event of Default shall be continuing:
(i) all amounts and proceeds (including instruments and writings) received by such Grantor in respect of such Receivables, General Intangibles, Instruments, Chattel Paper, or other rights to payment shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be, at the Collateral Agent’s discretion, either (A) held as cash collateral and released to such Grantor upon the remedy of all Defaults and Events of Default, or (B) while any Event of Default is continuing, applied as specified in Section 4.3, and

(ii) such Grantor will not adjust, settle or compromise the amount or payment of any such Receivable, General Intangible, Instrument, Chattel Paper, or other right to payment or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon.
SECTION 4.2 Event of Default Remedies. If an Event of Default shall have occurred and be continuing, the Collateral Agent, as directed by the Required Holders, may from time to time, without limitation and without notice except as expressly provided below:
(a) exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein, under the other Note Documents or otherwise available to it at law, in equity or under any statute or other agreement, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral);
(b) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent, as directed by the Required Holders, forthwith, assemble all or part of the Collateral as directed by the Collateral Agent, as directed by the Required Holders, and make it (together with all books, records and information of such Grantor relating thereto) available to the Collateral Agent at a place to be designated by the Collateral Agent;
(c) prior to the disposition of any Collateral, (i) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premises where any of the Collateral is or may be located, and without charge or liability to the Collateral Agent, as directed by the Required Holders, seize and remove such Collateral from such premises, (ii) have access to and use the relevant Grantor’s books, records, and information relating to the Collateral, and (iii) store or transfer any of the Collateral without charge in or by means of any storage or transportation facility owned or leased by the relevant Grantor, process, repair or recondition any of the Collateral or otherwise prepare it for disposition in any manner and to the extent the Collateral Agent, as directed by the Required Holders, deems appropriate and, solely as reasonably necessary for such preparation and disposition, use without charge any copyright, trademark, trade name, patent or technical process used by such Grantor;
(d) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;
(e) dispose of, at its office, on the premises of the respective Grantor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Collateral Agent’s power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Secured Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

(f) buy (or allow one or more of the Secured Parties to buy) the Collateral, or any part thereof, at any public sale;
(g) buy (or allow one or more of the Secured Parties to buy) the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;
(h) appoint by instrument in writing one or more receivers, managers or receiver/manager for the Collateral or the business and undertaking of any Grantor pertaining to the Collateral (a “Receiver”). Any such Receiver will have, in addition to any other rights, remedies and powers which a Receiver may have at law, in equity or by statute, the rights and powers set out elsewhere in this Section 4.2. In exercising such rights and powers, any Receiver will act as and for all purposes will be deemed to be the agent of the Grantors and neither the Collateral Agent nor any other Secured Party will be responsible for any act or default of any Receiver. The Collateral Agent or any other Secured Party may remove any Receiver and appoint another from time to time. No Receiver appointed by the Collateral Agent or any other Secured Party need be appointed by, nor need its appointment be ratified by, or its actions in any way supervised by, a court; and
(i) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and each Grantor hereby consents to any such appointment.
Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
In addition to the foregoing, if any Event of Default has occurred and is continuing:
(j) the Collateral Agent may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyrights, Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Collateral Agent shall in its sole discretion determine;
(k) the Collateral Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, in its sole discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Grantor in, to and under any Copyright Licenses, Patent Licenses or Trademark Licenses and take or refrain from taking any action under any thereof; and
(l) upon request by the Collateral Agent, each Grantor will execute and deliver to the Collateral Agent a power of attorney, in form and substance satisfactory to the Collateral Agent, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Copyright, Patent or Trademark or any action related thereto. In the event of any such disposition pursuant to this Section, each Grantor shall use commercially reasonable efforts to supply its know-how and expertise relating to the manufacture and sale of the products bearing Trademarks or the products or services made or rendered in connection with Patents, and its customer lists and other records relating to such Patents or Trademarks and to the distribution of said products, to the Collateral Agent.

Provided, however, that the Collateral Agent will not be deemed to have knowledge or notice of a Default or an Event of Default unless and until it receives written notice of such Default or Event of Default.
SECTION 4.3 Application of Proceeds. If any Event of Default shall have occurred and be continuing, the Collateral Agent may, at the direction of the Required Holders, apply any cash held by the Collateral Agent as Collateral, and any cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, first to the expenses (including all reasonable fees and expenses of counsel) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the Collateral and then to the satisfaction of all Secured Obligations; provided, however, that the Collateral Agent will not be deemed to have knowledge or notice of a Default or an Event of Default unless and until it receives written notice of such Default or Event of Default.
SECTION 4.4 Deficiency. In the event that the proceeds of any sale, collection or realization of or upon Collateral by the Collateral Agent are insufficient to pay all Secured Obligations and any other amounts to which the Collateral Agent is legally entitled, all Grantors shall be jointly and severally liable for the deficiency, together with interest thereon as provided in the governing Note Documents, as applicable, or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the fees of any legal counsel employed by the Collateral Agent or any other Secured Party to collect such deficiency.
SECTION 4.5 Indemnity and Expenses. In addition to, but not in qualification or limitation of, any similar obligations under the other Note Documents:
(a) each Grantor will indemnify the Collateral Agent and each other Secured Party and their respective successors and assigns (each such Person being called an “Indemnitee”), from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), whether based on contract, tort or any other theory, whether brought by a third party or by such Grantor or any other Issuer or Grantor, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of any Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
(b) each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable costs and expenses, including the fees and disbursements of the Collateral Agent’s counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the preparation of this Agreement and the perfection and preservation of the security interests created under this Agreement, (ii) the administration of this Agreement, (iii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iv) the exercise or enforcement of any of the rights of the Collateral Agent hereunder and (v) the failure by any Grantor to perform or observe any of the provisions hereof.

SECTION 4.6 Non-Judicial Remedies. In granting to the Collateral Agent the power to enforce its rights hereunder without prior judicial process or judicial hearing, each Grantor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require the Collateral Agent to enforce its rights by judicial process. In so providing for non-judicial remedies, each Grantor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm’s length. Nothing herein is intended, however, to prevent the Collateral Agent from resorting to judicial process at its option.
SECTION 4.7 Other Recourse. Each Grantor waives any right to require the Collateral Agent or any other Secured Party to proceed against any other Person, to exhaust any Collateral or other security for the Secured Obligations, to have any other Grantor joined with such Grantor in any suit arising out of the Secured Obligations or this Agreement, or to pursue any other remedy in the Collateral Agent’s or such Secured Party’s power. Each Grantor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Secured Obligations of any other Grantor from time to time. Each Grantor further waives any defense arising by reason of any disability or other defense of any other Grantor or by reason of the cessation from any cause whatsoever of the liability of any other Grantor. This Agreement shall continue as to each Grantor irrespective of the fact that the liability of any other Grantor may have ceased and irrespective of the validity or enforceability of any other Note Document to which any Grantor may be a party, and notwithstanding any death, incapacity, reorganization, or bankruptcy of any Grantor or any other event or proceeding affecting any Grantor. Until all of the Secured Obligations shall have been paid in full, no Grantor shall have any right to subrogation and each Grantor waives the right to enforce any remedy which the Collateral Agent or any other Secured Party has or may hereafter have against any other Grantor, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by the Collateral Agent. Each Grantor authorizes the Collateral Agent and each other Secured Party, without notice or demand, without any reservation of rights against such Grantor, and without in any way affecting such Grantor’s liability hereunder or on the Secured Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Secured Obligations, and exchange, enforce, waive and release any or all of such other property, (b) apply the Collateral or such other property and direct the order or manner of sale thereof as the Collateral Agent or such Secured Party may in its reasonable discretion determine, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any other Grantor in respect of any or all of the Secured Obligations or other security for the Secured Obligations, (d) waive, enforce, modify, amend, restate or supplement any of the provisions of any Note Document with any Person other than such Grantor and (e) release or substitute any Grantor.

SECTION 4.8 Limitation on Duty of the Collateral Agent in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords the property of its other customers, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.
SECTION 4.9 Appointment of Collateral Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent, at the direction of the Required Holders, may appoint any bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Collateral Agent and the other Secured Parties, with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment. In so doing, the Collateral Agent may, in the name and on behalf of any Grantor, give to such co-agent or separate agent indemnities and other protections similar to those provided in this Agreement for the Collateral Agent. The Collateral Agent shall notify Grantors in writing of any such appointment promptly thereafter; provided that, no such notice shall be required if such appointment was made in connection with the Collateral Agent’s or any other Secured Party’s exercise of any remedies hereunder or if an Event of Default has occurred and is continuing.
ARTICLE V.
Miscellaneous
SECTION 5.1 Notices. Any notice or communication required or permitted hereunder shall be given in writing as provided in Paragraph 11I of the Note Purchase Agreement and shall be addressed (a) if to the Issuer, at the Issuer’s address indicated in the Note Purchase Agreement (b) if to any other Grantor, at the address of the Issuer indicated in the Note Purchase Agreement and (c) if to the Collateral Agent, at the address of the Collateral Agent indicated in the Note Purchase Agreement.
SECTION 5.2 Amendments; Security Agreement Supplements. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing. In addition, all such amendments and waivers shall be effective only if given with the necessary approvals of Required Holders as required in the Note Purchase Agreement. Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit D (each, a “Security Agreement Supplement”): (a) such Person shall be referred to as an “Additional Grantor” and shall become and be a Grantor hereunder, and each reference in this Agreement to a “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in any other Note Document to a “Grantor” or a “Credit Party” shall also mean and be a reference to such Additional Grantor; and (b) each reference herein to “this Agreement,” “hereunder,” “hereof” or words of like import referring to this Agreement, and each reference in any other Note Document to the “Security Agreement,” “thereunder,” “thereof” or words of like import referring to this Agreement, shall mean and be a reference to this Agreement as supplemented by such Security Agreement Supplement.

SECTION 5.3 Preservation of Rights. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder or under any other Note Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Secured Obligations. The rights and remedies of the Collateral Agent provided herein and in the other Note Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or otherwise. The rights of the Collateral Agent under any Note Document against any party thereto are not conditional or contingent on any attempt by the Collateral Agent to exercise any of its rights or exhaust any recourse under any other Note Document against such party or against any other Person.
SECTION 5.4 Unenforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 5.5 Survival of Agreements. All representations and warranties of each Grantor herein and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Note Document and the creation of the Secured Obligations.
SECTION 5.6 Liability. Neither this Agreement nor the exercise by the Collateral Agent or any Secured Party or the failure of the Collateral Agent or any Secured Party to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Grantor from liability on the Secured Obligations or any deficiency thereon.
SECTION 5.7 Offset. To secure the repayment of the Secured Obligations, each Grantor hereby grants to each Secured Party, including the Collateral Agent a security interest, a Lien, and a right of offset, each of which shall be in addition to all other interests, Liens, and rights of any Secured Party at common law, under the Note Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of such Grantor, now or hereafter held or received by or in transit to any Secured Party from or for the account of such Grantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of such Grantor with any Secured Party and (c) any other credits and claims of such Grantor at any time existing against any Secured Party, including claims under certificates of deposit. From time to time during the continuance of any Event of Default, each holder of Secured Party is hereby authorized to foreclose upon or to offset against the Secured Obligations then due and payable (in either case without notice to any Grantor), any and all items referred to above. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

SECTION 5.8 Binding Effect and Assignment. This Agreement creates a continuing security interest in the Collateral and such security interest, together with all covenants and other agreements contained in this Agreement by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not. None of the rights or duties of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent as directed by the Required Holders.
SECTION 5.9 Termination. Upon receipt of written notice from each holder of Notes of the satisfaction in full of the Secured Obligations and the termination or expiration of the Note Purchase Agreement (other than indemnity obligations that survive the termination of this Agreement for which no notice of claims has been received by the Grantors), the Collateral shall be released from the Liens created hereby, and this Agreement shall terminate (other than those provisions expressly stated to survive such termination) and all rights to the Collateral shall revert to the applicable Grantor, all without delivery of any instrument or performance of any act by any party. The Collateral Agent will thereafter, upon any Grantor’s request and at such Grantor’s expense, (a) return to such Grantor such of the Collateral in the Collateral Agent’s possession as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (b) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. If any of the Collateral shall be sold or otherwise disposed of by any Grantor in a transaction permitted by the Note Purchase Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary for the release of the Liens created hereby on such Collateral. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Sections 9-509(d)(2) and 9-518 of the New York UCC.
SECTION 5.10 Governing Law; Submission to Jurisdiction. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York. THE GRANTORS HEREBY SUBMIT TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO THE SOLE AND ABSOLUTE ELECTION OF THE REQUIRED HOLDER(S) AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE NOTES SHALL BE LITIGATED IN SUCH COURTS, AND THE GRANTORS WAIVE ANY OBJECTION WHICH THEY MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURTS.

SECTION 5.11 Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Grantors in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the Notes and the other Note Documents embody the entire agreement and understanding between the holders of the Notes and the Grantors and supersede all prior agreements and understandings relating to the subject matter hereof
SECTION 5.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
(Remainder of Page Intentionally Left Blank; Signature Pages Follow)

IN WITNESS WHEREOF, each Grantor has executed and delivered this Agreement as of the date first above written.

GRANTORS: STANLEY FURNITURE COMPANY, INC.
By:	/s/ Douglas I. Payne
	Name:	Douglas I. Payne
	Title:	Executive Vice President Finance and Administration

STANLEY FURNITURE OF STANLEYTOWN, LLC
By:	/s/ Douglas I. Payne
	Name:	Douglas I. Payne
	Title:	Executive Vice President Finance and Administration

STANLEY FURNITURE OF ROBBINSVILLE, LLC
By:	/s/ Douglas I. Payne
	Name:	Douglas I. Payne
	Title:	Executive Vice President Finance and Administration

STANLEY FURNITURE OF MARTINSVILLE, LLC
By:	/s/ Douglas I. Payne
	Name:	Douglas I. Payne
	Title:	Executive Vice President Finance and Administration

STANLEY FURNITURE COMPANY 2.0, LLC
By:	/s/ Anita Wimmer
	Name:	Anita W. Wimmer
	Title:	Vice President — Treasurer

COLLATERAL AGENT: THE BANK OF NEW YORK MELLON, TRUST COMPANY, N.A., as Collateral Agent

By:	/s/ Geraldine Creswell
	Name:	Geraldine Creswell
	Title:	Vice President